Exhibit 99.1
Telos Corporation Announces First Quarter Results Above Guidance: Reports $29.6 Million of Revenue, 37.0% GAAP Gross Margin, and 42.2% Cash Gross Margin
•Reports First Quarter Results Above High End of Guidance Range on Key Financial Metrics
•Delivered $29.6 Million of Revenue, Reflecting Outperformance by Security Solutions
•Generated 37.0% GAAP Gross Margin; Expanded Cash Gross Margin by 249 Basis Points to 42.2%
•Cash Flow From Operations Was a Modest $0.4 Million Outflow; Free Cash Flow Improved Year-Over-Year
•Revenues Expected to Return to Sequential Growth in the Third or Fourth Quarter of 2024, Subject to Favorable Resolution of Protests on Typical Timetable
Ashburn, Virginia, May 10, 2024 – Telos Corporation (NASDAQ: TLS), a leading provider of cyber, cloud and enterprise security solutions for the world’s most security-conscious organizations, today announced financial results for the first quarter of 2024.
“I am pleased to report Telos exceeded the high end of our guidance range on key financial metrics and while GAAP gross margin contracted 127 basis points compared to the first quarter of 2023 due to higher amortization, we expanded cash gross margin 249 basis points to 42.2%,” said John B. Wood, chairman and CEO, Telos. “We look forward to building on this performance with sequential revenue growth expected later this year, subject to favorable resolution of the protests associated with the significant new business awards received in the first quarter.”

First Quarter 2024 Financial Highlights
	Three Months Ended
	March 31, 2024	March 31, 2023
	(in millions, except per share data)
Revenue	$29.6	$35.2
Gross Profit	$11.0	$13.5
Gross Margin	37.0%	38.3%
Cash Gross Profit [1]	$12.5	$14.0
Cash Gross Margin [1]	42.2%	39.7%
GAAP Net Loss	$(7.4)	$(10.7)
Adjusted Net Loss [1]	$(5.7)	$(2.5)
EBITDA[1]	$(5.3)	$(11.5)
Adjusted EBITDA [1]	$(2.3)	$(0.8)
Adjusted EBITDA Margin [1]	(7.9)%	(2.4)%
GAAP EPS	$(0.10)	$(0.16)
Adjusted EPS [1]	$(0.08)	$(0.04)
Weighted-average Shares of Common Stock Outstanding	70.6	68.2
Cash Flow from Operations	$(0.4)	$(0.1)
Free Cash Flow [1]	$(3.6)	$(4.1)
1 Cash Gross Profit, Cash Gross Margin, Adjusted Net Loss, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, and Free Cash Flow are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below.

Selected First Quarter Business Highlights:
•Resolution of protests associated with the significant new business awards received in the first quarter expected in the second quarter based on typical protest timetable.
•Since 2023, Telos has won positions on five new federal contract vehicles, providing market access to compete for new business opportunities that in aggregate represent a $12 billion addressable market.
•Awarded Xacta® new orders include the U.S. Air Force Services Center, a major technology company, and a federal government customer as well as renewals from the U.S. 16th Air Force, U.S. National Geospatial Intelligence Agency, U.S. Defense Intelligence Agency, U.S. Department of Energy, a professional services customer, and a leading cloud computing company.
•Key cyber services renewals include the U.S. Department of Homeland Security, U.S. Office of Naval Intelligence, and a federal executive department.
•Telos AMHS achieved a major contract renewal with a branch of the U.S. Armed Forces.

Financial Outlook
2Q 2024
Revenue	$25 - $28 Million
YoY Growth	(24%) - (15%)
Adjusted EBITDA[1]	($8) - ($6) Million
1Adjusted EBITDA is a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" below.
This guidance consists of forward-looking statements and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements. Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided the most directly comparable GAAP measure to this forward-looking non-GAAP financial measure because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking Adjusted EBITDA is not available without unreasonable effort.
Webcast Information
Telos will host a live webcast to discuss its first quarter 2024 financial results at 8:30 a.m. Eastern Time today, May 10, 2024. To access the webcast, visit https://register.vevent.com/register/BI02bae593a9094ecda4fde36a2495973d. Related presentation materials will be made available on the Investors section of the Company’s website at https://investors.telos.com. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event on the Investors section of the Company’s website.
Forward-Looking Statements
This press release contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions, and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.
Although the Company bases these forward-looking statements on assumptions that its management believes are reasonable when made, the Company cautions the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties, and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures
In addition to Telos' results determined in accordance with U.S. GAAP, Telos believes the non-GAAP financial measures of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Earnings Per Share ("EPS"), Cash Gross Profit, Cash Gross Margin, and Free Cash Flow are useful in evaluating operating performance. Telos believes that this non-GAAP financial information, when taken collectively with GAAP results, may be helpful to readers of the financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.
Telos believes that EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss) and Adjusted EPS provide the Board, management and investors with a clear representation of the Company’s core operating performance and trends, provide greater visibility into the long-term financial performance of the Company, and eliminate the impact of items that do not relate to the ongoing operating performance of the business. Further, Adjusted EBITDA and Adjusted EBITDA Margin are used by the Board and management to prepare and approve the Company’s annual budget and to evaluate the performance of certain management personnel when determining incentive compensation. Cash Gross Profit and Cash Gross Margin provide management and investors a clear representation of the core economics of gross profit and gross margin without the impact of non-cash expenses and sunk costs expended. Telos uses Free Cash Flow to understand the cash flows that directly correspond with our operations and the investments the Company must make in those operations, using a methodology that combines operating cash flows and capital expenditures. Further, Free Cash Flow may be useful to management and investors in evaluating the Company's operating performance and liquidity, and to evaluate the performance of certain management personnel when determining incentive compensation. Telos believes these non-GAAP financial measures facilitate the comparison of the Company’s operating performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the Company’s results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.
EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow are supplemental measures of operating performance that are not made under GAAP and do not represent, and should not be considered as an alternative to, Net Income (Loss), Net Income (Loss) Margin, Earnings per Share, Gross Profit, Gross Margin, or Net Cash Flows provided by (used in) operating activities, as determined by GAAP.
The Company defines EBITDA as net (loss) income, adjusted for non-operating (income) expense, interest expense, provision for/(benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, adjusted for stock-based compensation expense and restructuring expenses. The Company defines EBITDA Margin, as EBITDA as a percentage of total revenue. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue. The Company defines Adjusted Net Income (Loss) as net income (loss), adjusted for non-operating (income) expense, stock-based compensation expense and restructuring expenses. The Company defines Adjusted EPS as Adjusted Net Income (Loss) divided by the weighted-average number of common shares outstanding for the period. The Company defines Cash Gross Profit as gross profit, plus noncash charges for stock-based compensation expense, depreciation and amortization, as well as non-recurring items (such as restructuring expenses) charged under cost of sales. The Company defines Cash Gross Margin as Cash Gross Profit as a percentage of total revenue. Free Cash Flow is defined as net cash provided by (used in) operating activities, less purchases of property and equipment, and capitalized software development costs.
EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow each has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Among other limitations, EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow each does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, does not reflect the impact of certain cash and non-cash charges resulting from matters considered not to be indicative of ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin, and Free Cash Flow differently than Telos does, which limits its usefulness as a comparative measure. Because of these limitations, neither EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Gross Profit, Cash Gross Margin nor Free Cash Flow should be considered as a replacement for Gross Profit, Gross Margin, Net Income (Loss), Net Income (Loss) Margin, Earnings per Share, or Net Cash Flows Provided by Operating Activities, as determined by GAAP, or as a measure of profitability. Telos compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.

About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The Company serves commercial enterprises, regulated industries and government customers around the world.
Media:
media@telos.com
Investors:
InvestorRelations@telos.com

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	March 31, 2024	March 31, 2023

	(in thousands, except per share amounts)
Revenue – Security Solutions	$18,640	$19,773
Revenue – Secure Networks	10,979	15,449
Total revenue	29,619	35,222
Cost of sales – Security Solutions (excluding depreciation and amortization)	8,739	9,329
Cost of sales – Secure Networks (excluding depreciation and amortization)	8,641	12,235
Depreciation and amortization	1,278	176
Total cost of sales	18,658	21,740
Gross profit	10,961	13,482
Research and development expenses	3,170	2,833
Selling, general and administrative expenses	16,229	23,619
Operating loss	(8,438)	(12,970)
Other income	1,252	2,496
Interest expense	(175)	(249)
Loss before income taxes	(7,361)	(10,723)
Provision for income taxes	(17)	(23)
Net loss	$(7,378)	$(10,746)

Net loss per share:
Basic	$(0.10)	$(0.16)
Diluted	$(0.10)	$(0.16)

Weighted-average shares outstanding:
Basic	70,628	68,176
Diluted	70,628	68,176

TELOS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2024	December 31, 2023

	(in thousands, except per share and share data)
Assets:
Cash and cash equivalents	$93,915	$99,260
Accounts receivable, net	18,680	30,424
Inventories, net	1,465	1,420
Prepaid expenses	7,787	7,520
Other current assets	1,270	1,367
Total current assets	123,117	139,991
Property and equipment, net	2,907	3,457
Finance lease right-of-use assets, net	6,307	6,612
Operating lease right-of-use assets, net	771	216
Goodwill	17,922	17,922
Intangible assets, net	40,530	39,616
Other assets	3,798	885
Total assets	$195,352	$208,699
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and other accrued liabilities	$9,164	$13,750
Accrued compensation and benefits	11,233	14,569
Contract liabilities	5,993	6,728
Finance lease obligations – current portion	1,766	1,730
Operating lease obligations – current portion	195	97
Other current liabilities	2,032	2,324
Total current liabilities	30,383	39,198
Finance lease obligations – non-current portion	9,066	9,518
Operating lease obligations – non-current portion	576	123
Deferred income taxes	825	813
Other liabilities	106	44
Total liabilities	40,956	49,696
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 71,757,998 shares and 70,239,890 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	110	109
Additional paid-in capital	436,616	433,781
Accumulated other comprehensive loss	(125)	(60)
Accumulated deficit	(282,205)	(274,827)
Total stockholders’ equity	154,396	159,003
Total liabilities and stockholders’ equity	$195,352	$208,699

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended
	March 31, 2024	March 31, 2023

	(in thousands)
Cash flows from operating activities:
Net loss	$(7,378)	$(10,746)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	2,984	9,499
Depreciation and amortization	3,129	1,425
Deferred income tax provision	12	12
Accretion of discount in acquisition holdback	—	2
Loss on disposal of fixed assets	—	1
Provision for doubtful accounts	41	89
Amortization of debt issuance costs	17	17
Gain on early extinguishment of other financing obligations	—	(1,427)
Changes in other operating assets and liabilities:
Accounts receivable	11,703	5,279
Inventories	(44)	1,248
Prepaid expenses, other current assets, other assets	(171)	(927)
Accounts payable and other accrued payables	(6,549)	(4,489)
Accrued compensation and benefits	(3,054)	(364)
Contract liabilities	(734)	758
Other current liabilities	(306)	(477)
Net cash used in operating activities	(350)	(100)
Cash flows from investing activities:
Capitalized software development costs	(3,202)	(3,800)
Purchase of investment	(850)	—
Purchases of property and equipment	(97)	(223)
Payment of DFT holdback amount	—	(564)
Net cash used in investing activities	(4,149)	(4,587)
Cash flows from financing activities:
Payments under finance lease obligations	(416)	(383)
Payment of tax withholding related to net share settlement of equity awards	(430)	(1,520)
Repurchase of common stock	—	(139)
Payments for debt issuance costs	—	(114)
Net cash used in financing activities	(846)	(2,156)
Net change in cash, cash equivalents, and restricted cash	(5,345)	(6,843)
Cash, cash equivalents, and restricted cash, beginning of period	99,396	119,438
Cash, cash equivalents, and restricted cash, end of period	$94,051	112,595

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of Net Loss and Net Loss Margin to EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin
	For the Three Months Ended
	March 31, 2024		March 31, 2023
	Amount	Margin	Amount	Margin

	(dollars in thousands)
Net loss	$(7,378)	(24.9) %	$(10,746)	(30.5) %
Other income	(1,252)	(4.2) %	(2,496)	(7.1) %
Interest expense	175	0.5%	249	0.7%
Provision for income taxes	17	0.1%	23	0.1%
Depreciation and amortization	3,129	10.6%	1,425	4.0%
EBITDA (Non-GAAP)	(5,309)	(17.9) %	(11,545)	(32.8)%
Stock-based compensation expense (1)	2,984	10.0%	9,499	27.0%
Restructuring (adjustments) expenses (2)	(10)	— %	1,200	3.4%
Adjusted EBITDA (Non-GAAP)	$(2,335)	(7.9) %	$(846)	(2.4)%
(1) The stock-based compensation expense to EBITDA as of March 31, 2024 and 2023 is made up of $1.6 million and $7.9 million, respectively, of stock-based compensation expense for the awarded RSUs, PSUs, and stock options, and $1.3 million and $1.6 million, respectively, of other sources of stock-based compensation expense. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company’s discretion whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in out of quarter adjustments to this add back to Adjusted EBITDA
(2) The restructuring (adjustments) expenses include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.

Reconciliation of Net Loss and GAAP EPS to Non-GAAP Adjusted Net Loss and Adjusted EPS
	For the Three Months Ended
	March 31, 2024		March 31, 2023
	Adjusted Net Loss	Adjusted Earnings Per Share	Adjusted Net Loss	Adjusted Earnings Per Share

	(in thousands, except per share data)
Net loss	$(7,378)	$(0.10)	$(10,746)	$(0.16)
Adjustments:
Other income	(1,252)	(0.02)	(2,496)	(0.04)
Stock-based compensation expense (1)	2,984	0.04	9,499	0.14
Restructuring (adjustments) expenses (2)	(10)	—	1,200	0.02
Adjusted net loss (Non-GAAP measure)	$(5,656)	$(0.08)	$(2,543)	$(0.04)
Weighted-average shares of common stock outstanding, basic	70,628		68,176
(1) The stock-based compensation expense to net loss as of March 31, 2024 and 2023 is made up of $1.6 million and $7.9 million, respectively, of stock-based compensation expense for the awarded RSUs, PSUs and stock options, and $1.3 million and $1.6 million, respectively, of other sources of stock-based compensation expense. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company’s discretion whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in out of quarter adjustments to this add back to Adjusted Net (Loss) Income.
(2) The restructuring (adjustments) expenses include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.

Reconciliation of Gross Profit to Cash Gross Profit; Gross Margin to Cash Gross Margin
	For the Three Months Ended
	March 31, 2024		March 31, 2023
	Amount	Margin	Amount	Margin

	(dollars in thousands)
Gross profit	$10,961	37.0%	$13,482	38.3%
Adjustments:
Stock-based compensation expense — cost of sales	257	0.9%	326	0.9%
Depreciation and amortization — cost of sales	1,278	4.3%	176	0.5%
Cash gross profit (Non-GAAP)	$12,496	42.2%	$13,984	39.7%

Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow
	For the Three Months Ended
	March 31, 2024	March 31, 2023

	(in thousands)
Net cash used in operating activities	$(350)	$(100)
Adjustments:
Purchases of property and equipment	(97)	(223)
Capitalized software development costs	(3,202)	(3,800)
Free cash flow (Non-GAAP)	(3,649)	(4,123)